GOOSEHEAD INSURANCE, INC. ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2024 RESULTS
– Total Revenue Increased 20% for the year to $314.5 million –
– Core Revenue Grew 17% for the year to $273.7 million –
– Total Written Premium in 2024 Increased 29% to $3.8 billion –
– 2024 Net Income of $49.1 million versus $23.7 million in 2023 –
– Adjusted EBITDA in 2024 up 43% to $99.9 million –

WESTLAKE, TEXAS – February 24, 2025 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter 2024 Highlights
•Total Revenues grew 49% over the prior-year period to $93.9 million in the fourth quarter of 2024
•Fourth quarter Core Revenues* of $68.0 million increased 19% over the prior-year period
•Fourth quarter net income of $23.8 million improved from net income of $5.4 million a year ago. EPS of $0.60 per share increased 300% and adjusted EPS* of $0.79 per share increased 182%, over the prior-year period
•Net income margin for the fourth quarter was 25%
•Adjusted EBITDA* of $37.4 million increased 164% from $14.1 million in the prior-year period
•Adjusted EBITDA Margin* increased 17 percentage points over the prior-year period to 40%
•Total written premiums placed for the fourth quarter increased 28% over the prior-year period to $965.6 million
•Policies in force grew 13% from the prior-year period to approximately 1,674,000

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We had an outstanding 2024 in the face of significant macro headwinds. For the full year premium growth was 29%, total revenue increased 20%, core revenue was up 17%, net income grew 107% to $49.1 million and Adjusted EBITDA grew 43% to $99.9 million, with net income margin of 16% up 700 basis points and Adjusted EBITDA Margin of 32% up 500 basis points,” stated Mark K Miller, President and CEO. “I am pleased we began to demonstrate growth re-acceleration in a number of key performance indicators including policies in force were up 13%. Our producer base is healthier than ever as franchise productivity was up 49%, coupled with franchise producer growth of 7%. Loss activity and insurance market challenges in 2024 and the start of 2025 have further highlighted the importance of appropriate personal lines coverage, as well as the value we bring to clients, agents and carriers. We are encouraged to be seeing signs of gradual improvement in the product market. I couldn’t be more excited for what lies ahead as we continue to invest in people and technology. This further expands our competitive moat as we progress on our journey to becoming the largest distributor of personal lines in the US.”

Fourth Quarter 2024 Results
For the fourth quarter of 2024, revenues were $93.9 million, an increase of 49% compared to the corresponding period in 2023. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $68.0 million, a 19% increase from $56.9 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was primarily driven by strong client retention of 84% and rising premium rates as well as increases in both the number of corporate agents and productivity per agency. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 28% in the fourth quarter compared to the corresponding period in prior year.

Total operating expenses, excluding equity-based compensation, depreciation and amortization and impairment expenses, for the fourth quarter of 2024 were $56.5 million, up 16% from $48.9 million in the prior-year period. The increase from the prior period was primarily due to increased employee compensation and benefits expenses related to investments in corporate producers, technology, and service functions. General and administrative expenses, excluding impairment, increased to $17.8 million from $14.1 million primarily due to investments in technology and systems to drive growth and continue to improve the client experience. Equity-based compensation increased to $6.9 million for the period, compared to $5.0 million a year ago. Bad debt expense of $0.6 million decreased from $1.0 million a year ago.

Net income in the fourth quarter of 2024 was $23.8 million versus net income of $5.4 million a year ago, with the improvement primarily due to strong revenue growth and expense discipline. Earnings per share and Net Income Margin for the fourth quarter of 2024 were $0.60 and 25%, respectively. Adjusted EPS for the fourth quarter of 2024, which excludes equity-based compensation and impairment expense, was $0.79 per share. Total Adjusted EBITDA was $37.4 million for the fourth quarter of 2024 compared to $14.1 million in the prior-year period. Adjusted EBITDA Margin of 40% was up 17 percentage points in the quarter.

Liquidity and Capital Resources
As of December 31, 2024, the Company had cash and cash equivalents of $58.0 million. We had an unused line of credit of $74.8 million as of December 31, 2024. Total outstanding term note payable balance was $93.1 million as of December 31, 2024.

On January 8, 2025, the Company entered into a credit agreement (the "2025 Credit Agreement") providing for an aggregate $300 million term notes payable (the "2025 Initial Term Loan") and $75 million revolving credit facility (the "2025 Revolving Credit Facility"). The 2025 Initial Term Loan matures on January 8, 2032 and the 2025 Revolving Credit Facility matures on January 8, 2030. This credit agreement replaces the existing Second Amended and Restated Credit Agreement, dated July 21, 2021, which was repaid with the proceeds of the 2025 Initial Term Loan and terminated.
On January 9, 2025, Goosehead Financial, LLC (“GF”) declared a special distribution of $175 million, which was paid in cash on January 31, 2025 to holders of record of LLC Units, including to GSHD, as of the close of business on January 21, 2025. The special distribution resulted in a payment of $59 million to our non-controlling interest holders. On January 9, 2025, the board of directors of the Company declared a one-time special cash dividend of $5.91 to all holders of Class A common stock of GSHD as of the close of business on January 21, 2025, which was paid in cash on January 31, 2025 for a total of $146 million. $1.22 of the special cash dividend was funded by cash received by GSHD from prior tax distributions from GF that are in excess of the corporate income taxes payable by GSHD. The remaining $4.69 of the special dividend was funded by the cash received by the Company from the special distribution by GF.

2025 Outlook
Our guidance for the full year 2025 is as follows:
•Total written premiums placed are expected to be between $4.65 billion and $4.88 billion representing 22% organic growth on the low end of the range, and 28% organic growth on the high end of the range.
•Total revenues are expected to be between $350 million and $385 million representing 11% organic growth on the low end of the range and 22% organic growth on the high end of the range.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.goosehead.com.

A webcast replay of the call will be available at http://ir.goosehead.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 200 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Commissions and agency fees	$50,277	$27,424	$139,059	$116,061
Franchise revenues	43,438	35,282	174,514	143,772
Interest income	207	308	932	1,443
Total revenues	93,922	63,014	314,505	261,276
Operating Expenses:
Employee compensation and benefits	45,044	38,803	172,942	152,604
General and administrative expenses	17,833	14,092	67,069	62,111
Bad debts	556	1,009	2,901	4,361
Depreciation and amortization	2,639	2,427	10,453	9,244
Total operating expenses	66,072	56,331	253,365	228,320
Income from operations	27,850	6,683	61,140	32,956
Other Income:
Interest expense	(1,810)	(1,511)	(7,339)	(6,568)
Other income (expense)	(1,359)	—	(7,101)	—
Income before taxes	24,681	5,172	46,700	26,388
Tax expense (benefit)	859	(252)	(2,413)	2,692
Net Income	23,822	5,423	49,113	23,696
Less: net income attributable to noncontrolling interests	8,968	1,803	18,688	9,556
Net Income attributable to Goosehead Insurance, Inc.	$14,855	$3,620	$30,425	$14,140
Earnings per share:
Basic	$0.60	$0.15	$1.23	$0.59
Diluted	$0.57	$0.14	$1.15	$0.55
Weighted average shares of Class A common stock outstanding:
Basic	24,562	24,688	24,657	23,929
Diluted	38,399	25,516	38,301	38,356

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Core Revenue:
Renewal Commissions(1)	$18,171	$17,335	$74,938	$70,730
Renewal Royalty Fees(2)	34,990	27,180	138,942	107,524
New Business Commissions(1)	5,997	5,512	24,608	23,411
New Business Royalty Fees(2)	6,725	5,349	27,122	23,168
Agency Fees(1)	2,091	1,532	8,127	8,174
Total Core Revenue	67,974	56,908	273,737	233,007
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,332	2,458	6,620	11,238
Interest Income	207	308	932	1,443
Total Cost Recovery Revenue	1,539	2,766	7,552	12,681
Ancillary Revenue:
Contingent Commissions(1)	24,018	3,045	31,385	13,746
Other Franchise Revenues(2)	391	296	1,831	1,843
Total Ancillary Revenue	24,409	3,340	33,216	15,588
Total Revenues	93,922	63,014	314,505	261,276
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	38,155	33,765	144,971	128,615
General and administrative expenses, excluding impairment	17,833	14,092	66,723	58,483
Bad debts	556	1,009	2,901	4,361
Total	56,544	48,866	214,594	191,459
Adjusted EBITDA	37,378	14,148	99,911	69,817
Adjusted EBITDA Margin	40%	22%	32%	27%

Interest expense	(1,810)	(1,511)	(7,339)	(6,568)
Depreciation and amortization	(2,639)	(2,427)	(10,453)	(9,244)
Tax (expense) benefit	(859)	252	2,413	(2,692)
Equity-based compensation	(6,889)	(5,038)	(27,971)	(23,989)
Impairment expense	—	—	(347)	(3,628)
Other Income (expense)	(1,359)	—	(7,101)	—
Net Income	$23,822	$5,423	$49,113	$23,696
Net Income Margin	25%	9%	16%	9%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated Statements of Operations within Goosehead’s Form 10-K for the twelve months ended December 31, 2024 and 2023.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Consolidated Statements of Operations within Goosehead’s Form 10-K for the twelve months ended December 31, 2024 and 2023.

Goosehead Insurance, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value amounts)

	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$54,280	$41,956
Restricted cash	3,693	2,091
Commissions and agency fees receivable, net	31,375	12,903
Receivable from franchisees, net	11,077	9,720
Prepaid expenses	8,139	7,889
Total current assets	108,564	74,559
Receivable from franchisees, net of current portion	3,469	9,269
Property and equipment, net of accumulated depreciation	24,101	30,316
Right-of-use asset	37,420	38,406
Intangible assets, net of accumulated amortization	25,075	17,266
Deferred income taxes, net	193,478	181,209
Other assets	5,546	3,867
Total assets	$397,653	$354,892
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$22,894	$16,398
Premiums payable	3,693	2,091
Lease liability	6,535	8,897
Contract liabilities	3,275	4,129
Note payable	10,063	9,375
Total current liabilities	46,460	40,890
Lease liability, net of current portion	54,536	57,382
Note payable, net of current portion	82,251	67,562
Contract liabilities, net of current portion	15,191	22,970
Liabilities under tax receivable agreement	160,142	149,302
Total liabilities	358,580	338,106
Total equity	39,073	16,786
Total liabilities and equity	$397,653	$354,892
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation, impairment expense, and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and twelve months ended December 31, 2024 and 2023 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Total Revenues	$93,922	$63,014	$314,505	$261,276

Core Revenue:
Renewal Commissions(1)	$18,171	$17,335	$74,938	$70,730
Renewal Royalty Fees(2)	34,990	27,180	138,942	107,524
New Business Commissions(1)	5,997	5,512	24,608	23,411
New Business Royalty Fees(2)	6,725	5,349	27,122	23,168
Agency Fees(1)	2,091	1,532	8,127	8,174
Total Core Revenue	67,974	56,908	273,737	233,007
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,332	2,458	6,620	11,238
Interest Income	207	308	932	1,443
Total Cost Recovery Revenue	1,539	2,766	7,552	12,681
Ancillary Revenue:
Contingent Commissions(1)	24,018	3,045	31,385	13,746
Other Franchise Revenues(2)	391	296	1,831	1,843
Total Ancillary Revenue	24,409	3,340	33,216	15,588
Total Revenues	$93,922	$63,014	$314,505	$261,276
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and twelve months ended December 31, 2024 and 2023 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net Income	$23,822	$5,423	$49,113	$23,696
Interest expense	1,810	1,511	7,339	6,568
Depreciation and amortization	2,639	2,427	10,453	9,244
Tax expense (benefit)	859	(252)	(2,413)	2,692
Equity-based compensation	6,889	5,038	27,971	23,989
Impairment expense	—	—	347	3,628
Other (income) expense	1,359	—	7,101	—
Adjusted EBITDA	$37,378	$14,148	$99,911	$69,817
Net Income Margin(1)	25%	9%	16%	9%
Adjusted EBITDA Margin(2)	40%	22%	32%	27%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($23,822/$93,922) and ($5,423/$63,014) for the three months ended December 31, 2024 and 2023. Net Income Margin is calculated as Net Income divided by Total Revenue ($49,113/$314,505) and ($23,696/$261,276) for the twelve months ended December 31, 2024 and 2023
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($37,378/$93,922), and ($14,148/$63,014) for the three months ended December 31, 2024 and 2023, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($99,911/$314,505), and ($69,817/$261,276) for the twelve months ended December 31, 2024 and 2023.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and twelve months ended December 31, 2024 and 2023. Note that totals may not sum due to rounding:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Earnings per share - basic (GAAP)	$0.60	$0.15	$1.23	$0.59
Add: equity-based compensation(1)	0.19	0.13	0.75	0.64
Add: impairment expense(2)	—	—	0.01	0.10
Adjusted EPS (non-GAAP)	$0.79	$0.28	$1.99	$1.33
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$6.9 million/(24.6 million + 12.7 million)] for the three months ended December 31, 2024 and [$5.0 million/ (24.7 million + 13.2 million)] for the three months ended December 31, 2023. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$28.0 million/(24.7 million + 12.7 million)] for the twelve months ended December 31, 2024 and [$24.0 million/ (23.9 million + 13.8 million)] for the twelve months ended December 31, 2023.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$0.3 million/(24.7 million + 12.7 million)] for the twelve months ended December 31, 2024 and [$3.6 million/ (23.9 million + 13.8 million)] for the twelve months ended December 31, 2023. No impairment was recorded for the three months ended December 31, 2024 nor the three months ended December 31, 2023.

Goosehead Insurance, Inc.
Key Performance Indicators

	December 31, 2024	December 31, 2023
Corporate sales agents < 1 year tenured	253	135
Corporate sales agents > 1 year tenured	164	165
Operating franchises < 1 year tenured	90	183
Operating franchises > 1 year tenured	1,013	1,043
Total Franchise Producers	2,092	1,957
QTD Corporate Agent Productivity < 1 Year (1)	$12,787	$13,789
QTD Corporate Agent Productivity > 1 Year (1)	$26,788	$25,738
QTD Franchise Productivity < 1 Year (2)	$17,861	$10,975
QTD Franchise Productivity > 1 Year (2)	$29,089	$21,103
Policies in Force	1,674,000	1,486,000
Client Retention	84%	86%
Premium Retention	98%	101%
QTD Written Premium (in thousands)	$965,596	$756,082
Net Promoter Score ("NPS")	89	92
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Agency: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents, divided by the average number of franchises for the same period, prior to paying Royalty Fees to the Company.